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                     AMENDMENT TO ASSET PURCHASE AGREEMENT


          AMENDMENT, made this 13th day of February, 1997 ("Amendment") to that ASSET PURCHASE AGREEMENT, dated February 3, 1997 (the "Asset Purchase Agreement"), between Van de Kamp's, Inc., a corporation organized under the laws of Delaware ("Seller"), and Morningstar Foods Inc., a corporation organized under the laws of Delaware ("Buyer").

          WHEREAS Seller and Buyer wish to enter into this Amendment to the Asset Purchase Agreement; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Seller and Buyer hereby agree as follows:

          1. Subparagraph (a)(ii) of Section 3.14 of the Asset Purchase Agreement is hereby amended to delete the clause "three months ended September 30" where it appears twice and insert in lieu thereof "six months ended December 31" such that Section 3.14 reads in its entirety as follows:

          "Schedule 3.14 sets forth (a) a list of (i) the ten largest customers of the Business based on sales during the fiscal year ended June 30, 1996 and (ii) the ten largest customers of the Business during the six months ended December 31, 1996, showing the approximate total sales by the Business to each such customer during the fiscal year ended June 30, 1996 and the six months ended December 31, 1996, respectively, (b) a list of (i) the ten largest suppliers of the Business based on purchases during the fiscal year ended June 30, 1996, and (ii) the ten largest suppliers of the Business based on purchases during the three months ended September 30, 1996, showing the approximate total purchases by the Business from each such supplier during the fiscal year ended June 30, 1996, and the three months ended September 30, 1996, respectively. Except as described in Schedule 3.14, there has not been any material adverse change in the business relationship of the Business with any customer or supplier named in Schedule 3.14 since the Statement Date. None of Messrs. Thomas O. Ellinwood, President; Timothy B. Andersen, Chief Financial Officer; Thomas Youngerman, Vice President of Sales; Greg Smith, Vice President of Manufacturing and Distribution; John Crowder, Director of Marketing; and Ms. Renee Sloan, Vice President of Marketing (collectively, the "Officers"), have been informed, either orally or in writing, that any current customer listed in Schedule 3.14(i) intends to terminate its purchase of the Products."

          2. Schedule 3.14 is attached hereto in its entirety and is deemed to have been delivered as of the Closing of the Asset Purchase Agreement and any schedule previously delivered relating to Section 3.14 is hereby deemed null and void.
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          3.   Except as provided herein, all of the terms and conditions contained in the Asset Purchase Agreement shall remain in full force and effect.

          4. This Amendment shall be governed by the laws of the State of New York without reference to any conflicts of law principles thereof.

          5. Defined terms used herein and not defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

          6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                       VAN DE KAMP'S, INC.


                                       By:
                                           -------------------------------
                                           Name: Ray Chung
                                           Title: Executive Vice President


                                       MORNINGSTAR FOODS INC.


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


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